EXHIBIT 99.1

For Immediate Release

SWS Announces Financial Results for First Quarter of Fiscal 2006

Company reports diluted earnings of 41 cents per share

DALLAS, Nov. 1, 2005 – SWS Group, Inc. (NYSE: SWS-news) today announced net income of $7.17 million, or diluted earnings per share (EPS) of 41 cents, on revenues of $101.8 million for its fiscal first quarter ended Sept. 30, 2005. In the comparable quarter of the prior year, SWS reported net income of $15.9 million or diluted EPS of 92 cents, on revenues of $84.6 million.

The prior year’s first quarter included a gain on the maturation of the company’s 5% Exchangeable Subordinated Notes in the form of Derivative Adjustable Ratio Securities(SM) (DARTS(SM)). SWS used the DARTS to hedge shares of Knight Trading Group common stock that it held as an investment. At maturity of the DARTS on June 30, 2004, SWS delivered 373,550 shares of Knight to satisfy the DARTS obligation and realized a $12.2 million gain, net of tax, as a result. Without this gain, SWS would have reported net income of $3.7 million, or 22 cents per share, for last year’s first quarter.

“We are very pleased with the progress our businesses made during the first quarter of our new fiscal year,” said SWS Group Chief Executive Officer Donald W. Hultgren. “We experienced positive comparisons in all of our major business lines.”

Hultgren noted that clearing revenues continued their upward trend when compared with the immediately preceding quarter. “This is an important trend because clearing provides us with financial leverage, and it is notable because the first quarter traditionally produces the lowest volumes,” he said. Hultgren added that marketing efforts are under way to increase business with both new and existing clearing customers. SWS processed 2,410,000 transactions in the current quarter compared with 2,181,000 in the immediately preceding quarter.

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SWS Group Announces First Quarter Results / 2

Public Finance also continued to be a significant contributor to the company’s financial results as low rates encouraged the firm’s public customers to finance new projects. “This is a steadily growing business for us in Texas, California, New Mexico, New York and other markets,” Hultgren said.

Other areas singled out as significant in the quarter included the retail sales force and the stock and margin lending areas, which were important income contributors despite lower balances.

Net interest revenue continued to be a bright spot, increasing $6.6 million or 39 percent from the year earlier period. The broker/dealer group recorded a 31 percent increase, while the bank recorded a 45 percent increase. Overall, net interest revenue totaled $23.7 million for the quarter.

Southwest Securities Bank experienced growth across a number of categories. First quarter to first quarter comparisons saw gross loans increase 38.4 percent to $778.6 million, interest-bearing deposits increase 18.8 percent to $566 million, and capital rise 13.7 percent to $68.7 million.

“We are increasing deposits at the bank through our brokerage customers,” Hultgren said, “and this allows us to fund additional loan growth with low cost deposits, while providing our brokerage customers with competitive rates and FDIC insurance.”

The company continues to look for opportunities to increase operating efficiency and reduce expenses. Management is renegotiating the lease on its home office space in downtown Dallas and expects to realize an initial annual savings of $800,000. The new 15-year lease is expected to begin in January 2006.

SWS book value per share increased 90 cents to $15.61 from $14.71 in the first quarter a year ago. Return on equity annualized for the first quarter was 10.79% compared with 5.92% for the first quarter last year.

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SWS Group Announces First Quarter Results / 3

SWS Group, Inc. is a Dallas-based holding company that offers a broad range of investment and financial services through its subsidiaries. The company’s common stock is listed and traded on the New York Stock Exchange under the symbol SWS. Subsidiaries of the company include Southwest Securities, Inc., Southwest Securities Bank, SWS Financial Services, Inc. and Southwest Insurance Agency.

This news release contains forward-looking statements regarding the company’s future overall performance. Readers are cautioned that any forward-looking statements, including those predicting or forecasting future events or results, which depend on future events for their accuracy, embody projections or assumptions, or express the intent, belief or current expectations of the company or management, are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially as a result of various factors, some of which are out of our control, including, but not limited to, volume of trading in securities, volatility of securities prices and interest rates, customer margin loan activity, credit worthiness of our correspondents and customers, demand for housing, and those factors discussed in our Annual Report on Form 10-K and in our other reports filed with and available from the Securities and Exchange Commission.

(Financial Statements and Reconciliation of Non-GAAP Financial Information Follow)

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

SWS believes that the presentation of net income, EPS and annualized return on equity excluding the gain on the maturity of the DARTS for the three months ended September 30, 2004 is useful to investors because it is more indicative of SWS’ net income from recurring operations, EPS and return on equity. Management has provided this information to assist the reader in understanding the impact of the large gain recognized when the DARTS matured June 30, 2004 that is discussed herein. While management believes this non-GAAP financial measure is useful in evaluating SWS, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP.

(In thousands except per share amounts)

	3 months ended 9/30/2005	3 months ended 9/24/04
		(Restated)
Net Income—GAAP	$7,172	$15,888
Gain on Maturity of DARTS, net of tax	—	(12,176)

Net Income Excluding DARTS	$7,172	$3,712

Earnings per share-diluted—GAAP	$0.41	$0.92
Gain on Maturity of DARTS, net of tax	—	(0.70)

Earnings per share-diluted Excluding DARTS	$0.41	$0.22

Adjusted Annualized ROE	10.79%	5.92%

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SWS Group Announces First Quarter Results / 4

SWS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition

September 30, 2005 and June 24, 2005

(In thousands, except par values and share amounts)

(Unaudited)

	Sept. 30, 2005	June 24, 2005
Assets
Cash and cash equivalents	$27,255	$23,045
Assets segregated for regulatory purposes	320,546	330,788
Marketable equity securities available for sale	2,770	2,372
Receivable from brokers, dealers and clearing organizations	2,395,330	2,855,296
Receivable from clients, net	353,944	372,143
Loans held for sale, net	158,149	172,023
Loans, net	621,242	591,857
Securities owned, at market value	177,304	166,954
Securities purchased under agreements to resell	41,715	28,890
Goodwill	11,746	11,660
Other assets	71,444	76,116

Total assets	$4,181,445	$4,631,144

Liabilities and Stockholders’ Equity
Short-term borrowings	$82,200	$68,400
Payable to brokers, dealers and clearing organizations	2,259,136	2,755,076
Payable to clients	617,621	609,477
Deposits	629,966	587,978
Securities sold under agreements to repurchase	20,423	8,061
Securities sold, not yet purchased, at market value	108,120	106,163
Drafts payable	32,436	32,018
Advances from Federal Home Loan Bank	82,982	93,539
Other liabilities	75,640	103,496

Total liabilities	3,908,524	4,364,208

Minority interest in consolidated subsidiaries	1,193	1,166

Stockholders’ equity:
Preferred stock of $1.00 par value. Authorized 100,000 shares; none issued	—	—
Common stock of $.10 par value. Authorized 60,000,000 shares, issued 17,986,460 and outstanding 17,406,679 shares at September 30, 2005; issued 17,977,240 and outstanding 17,329,779 shares at June 24, 2005	1,798	1,797
Additional paid-in capital	249,217	248,955
Retained earnings	29,333	23,920
Accumulated other comprehensive income – unrealized holding gain (loss), net of tax	396	138
Deferred compensation, net	(130)	529
Treasury stock (579,781 shares at September 30, 2005 and 647,461 shares at June 24, 2005, at cost)	(8,886)	(9,569)

Total stockholders’ equity	271,728	265,770
Commitments and contingencies

Total liabilities and stockholders’ equity	$4,181,445	$4,631,144

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SWS Group Announces First Quarter Results / 5

SWS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income and Comprehensive Income

For the three months ended September 30, 2005 and September 24, 2004

(In thousands, except per share and share amounts)

(Unaudited)

	Three Months Ended Sept. 30, 2005	Three Months Ended Sept. 24, 2004
		(Restated)
Net revenues from clearing operations	$3,717	$3,667
Commissions	21,070	19,225
Interest	56,868	27,352
Investment banking, advisory and administrative fees	9,176	6,847
Net gains on principal transactions	5,000	22,316
Other	5,968	5,216

Total revenue	101,799	84,623

Commissions and other employee compensation	39,018	31,493
Interest	33,191	10,280
Occupancy, equipment and computer service costs	5,760	6,867
Communications	2,484	3,087
Floor brokerage and clearing organization charges	1,295	1,582
Advertising and promotional	689	832
Other	8,253	5,826

Total expense	90,690	59,967

Income before income tax expense and minority interest in consolidated subsidiaries	11,109	24,656
Income tax expense	3,983	8,506

Income before minority interest in consolidated subsidiaries	7,126	16,150
Minority interest in consolidated subsidiaries	(29)	(262)

Income before cumulative effect of change in accounting principles	7,097	15,888
Cumulative effect of change in accounting principles, net of tax of $40	75	__

Net income	7,172	15,888
Net income (loss) recognized in other comprehensive income, net of tax	258	(12,615)

Comprehensive income	$7,430	$3,273

Earnings per share – basic
Income before cumulative effect of change in accounting principles	$0.41	$0.93
Cumulative effect of change in accounting principles, net of tax	—	—

Net income	$0.41	$0.93

Weighted average shares outstanding – basic	17,328,934	17,139,822

Earnings per share – diluted
Income before cumulative effect of change in accounting principles	$0.41	$0.92
Cumulative effect of change in accounting principles, net of tax	—	—

Net income	$0.41	$0.92

Weighted average shares outstanding – diluted	17,517,023	17,242,589

Contact: Jim Bowman, Vice President, Corporate Communications 214.859.9335, jbowman@swst.com

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